Exhibit (a)(2)

GMO SERIES TRUST

AMENDMENT NO. 1

TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Series Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated September 13, 2011 (the “Declaration of Trust”), as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable and appropriate to establish a new series of GMO Series Trust, GMO International Opportunities Equity Allocation Series Fund, do hereby direct that this Amendment No. 1 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6A of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Series Trust.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 13th day of May, 2013.

/s/ Maria D. Furman
Maria D. Furman
Trustee

/s/ Joseph B. Kittredge, Jr.
Joseph B. Kittredge, Jr.
Trustee

/s/ Sandra Whiston
Sandra Whiston
Trustee

Schedule 3.6A to Declaration of Trust

Series

GMO U.S. Core Equity Series Fund

GMO Quality Series Fund

GMO U.S. Intrinsic Value Series Fund

GMO U.S. Growth Series Fund

GMO Foreign Series Fund

GMO International Core Equity Series Fund

GMO International Growth Equity Series Fund

GMO International Large/Mid Cap Value Series Fund

GMO Developed World Stock Series Fund

GMO Emerging Countries Series Fund

GMO Core Plus Bond Series Fund

GMO International Bond Series Fund

GMO Global Asset Allocation Series Fund

GMO Global Equity Allocation Series Fund

GMO International Equity Allocation Series Fund

GMO U.S. Equity Allocation Series Fund

GMO Benchmark-Free Allocation Series Fund

GMO Emerging Country Debt Series Fund

GMO International Opportunities Equity Allocation Series Fund

Schedule 3.6B to Declaration of Trust

Classes

Class R1

Class R2

Class R3

Class R4

Class R5

Class R6